Exhibit 10.1

AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 7 to Amended and Restated Credit Agreement (this “Amendment”) is dated as of October 24, 2008, by and among AMERICAN DENTAL PARTNERS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Credit Parties”), the lending institutions party to the Credit Agreement, as hereinafter defined (the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of February 22, 2005, as amended by the Omnibus Amendment Agreement and Waiver, dated as of January 26, 2007, Amendment No. 2 to Amended and Restated Credit Agreement, dated February 21, 2007, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of September 25, 2007, Amended and Restated Forbearance Agreement and Amendment No. 4 to Credit Agreement, dated as of January 11, 2008, Amendment No. 5 to Amended and Restated Credit Agreement and Waiver, dated as of February 21, 2008, Amendment No. 6 to Amended and Restated Credit Agreement, dated as of June 11, 2008, which provides, among other things, for revolving loans, letters of credit and other financial accommodations, all upon certain terms and conditions stated therein (as amended and as the same may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested, and the Administrative Agent and the Lenders have agreed, to amend the Credit Agreement to modify certain provisions thereof;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the Credit Parties, the Administrative Agent and the Lenders hereby agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined in this Amendment shall be defined in accordance with the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 New Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto in the appropriate alphabetical order:

““Amendment No. 7 Effective Date” shall mean the date upon which the conditions specified in Section 3.1 of Amendment No. 7 to Amended and Restated Credit Agreement are satisfied.”

““Amendment No. 7 to Amended and Restated Credit Agreement” shall mean Amendment No. 7 to Amended and Restated Credit Agreement, dated as of October 24, 2008, by and among the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent.”

““Term Loan Agreement Amendment No. 3” shall mean Amendment No. 3 to Term Loan Agreement, dated as of October 24, 2008, by and among the Borrower, the subsidiary guarantors signatory thereto, the lenders signatory thereto and KBCM Bridge LLC, as a lender and as administrative agent.”

SOLICITORS, 068999, 000002, 102522951.1, Amendment No 7 to Credit Agr - Conformed

2.2 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to amend and restate the definitions of “Applicable Margin,” “Base Rate” and “Facility Termination Date” in their entirety as follows:

““Applicable Margin” shall mean:

(i) As of the Amendment No. 7 Effective Date, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 450.00 basis points for Base Rate Loans, and (B) 450.00 basis points for Eurodollar Loans;

(ii) Commencing with the fiscal quarter of the Borrower ended on December 31, 2008, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
Greater than or equal to 3.00 to 1.00	450.00 bps	450.00 bps
Less than 3.00 to 1.00	425.00 bps	425.00 bps

(iii) Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in Section 8.1(c), demonstrating the computation of the Leverage Ratio, based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements. Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c), (B) a Default under Section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.”

““Base Rate” shall mean, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of: (i) the rate of interest established by KeyBank in Cleveland, Ohio, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus  1/2 of 1.00% per annum; and (iii) the Adjusted Eurodollar Rate for one month interest periods that would be applicable had the Borrower submitted on such day a Notice of Borrowing, Continuation or Conversion that requested the Borrowing, Continuation or Conversion of a Eurodollar Loan, plus 1.00% per annum.”

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““Facility Termination Date” shall mean the earlier of (i) January 20, 2010, or (ii) the date that the Total Commitment is terminated pursuant to Section 10.2 hereof.”

Section 3. Effectiveness.

3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) Amendment Executed. This Amendment shall have been executed by each Credit Party, the Administrative Agent and each Lender, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii) Fees, etc. The Borrower shall have paid an amendment fee to the Administrative Agent, for the pro rata benefit of each Lender based on the Commitment of such Lender, in an amount equal to $375,000 and shall have paid all reasonable out-of-pocket fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

(iii) Term Loan Agreement Amendment No. 3. The Administrative Agent shall have received a certified copy of the executed Term Loan Agreement Amendment No. 3, which shall be in full force and effect and in form and substance satisfactory to the Administrative Agent.

(iv) Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying that, as of the Amendment No. 7 Effective Date, (i) all conditions precedent set forth in this Section 3.1 have been satisfied, (ii) no Default or Event of Default exists nor immediately after the Amendment No. 7 Effective Date will exist, and (iii) all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents (including without limitation Section 4 of this Amendment) are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 7 Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

(v) Other Conditions. The Borrower shall have satisfied such other conditions as the Administrative Agent may reasonably request relating to the transactions contemplated hereby.

3.2 Effective Date. This Amendment shall be effective on the date upon which the conditions precedent set forth in Section 3.1 above are satisfied. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after such date.

Section 4. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) such Credit Party has the legal power and authority to execute and deliver this Amendment, (b) the officer executing this Amendment on its behalf has been duly authorized to execute and deliver the same and bind such

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Credit Party with respect to the provisions hereof, (c) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment, and (d) as of the date hereof, such Credit Party has no claim or offset against, or defense or counterclaim to, its obligations or liabilities under the Credit Agreement or any other Credit Document.

Section 5. Miscellaneous.

5.1 Waiver. Each Credit Party, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims, in each case arising on or prior to the date of this Amendment, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.2 Subsidiary Guarantors. Each Subsidiary Guarantor consents and agrees to and acknowledges the terms of this Amendment and specifically acknowledges the terms of and consents to the amendments set forth in this Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.

5.3 Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any Credit Document to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement, as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Credit Document.

5.4 Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.5 Expenses. The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment, including without limitation, the reasonable costs, fees, expenses and disbursements of the Administrative Agent’s legal counsel.

5.6 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

5.7 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

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5.8 Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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5.9 JURY TRIAL WAIVER. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

THE BORROWER:

AMERICAN DENTAL PARTNERS, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President, Planning and Investment

THE SUBSIDIARY GUARANTORS:

ADP OF NEW YORK, LLC
AMERICAN DENTAL PARTNERS OF ALABAMA, LLC
AMERICAN DENTAL PARTNERS OF CALIFORNIA, INC.
AMERICAN DENTAL PARTNERS OF LOUISIANA, LLC
AMERICAN DENTAL PARTNERS OF MARYLAND, LLC
AMERICAN DENTAL PARTNERS OF MICHIGAN, LLC
AMERICAN DENTAL PARTNERS OF MISSOURI, LLC
AMERICAN DENTAL PARTNERS OF NORTH CAROLINA, LLC
AMERICAN DENTAL PARTNERS OF OKLAHOMA, LLC
AMERICAN DENTAL PARTNERS OF PENNSYLVANIA, LLC
AMERICAN DENTAL PARTNERS OF TENNESSEE, LLC

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF VIRGINIA, LLC
APPLE PARK ASSOCIATES, INC.
AMERICAN DENTAL PARTNERS OF ARIZONA, LLC
AMERICAN DENTAL PARTNERS OF WISCONSIN, LLC
PDHC, LTD.
TEXAS DENTAL MANAGEMENT, INC.
VOSS DENTAL LAB, INC.
ADP-CFK, LLC
CARE FOR KIDS — USA, LLC
CARE FOR KIDS OF ARIZONA, LLC
AMERICAN DENTAL PARTNERS OF MINNESOTA, LLC
METROPOLITAN DENTAL HOLDINGS, INC.
METROPOLITAN DENTAL MANAGEMENT, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PROFESSIONAL SERVICES, LLC

By:	/s/ Breht T. Feigh
Name:	Breht T. Feigh
Title:	Vice President

TEXAS DENTAL PARTNERS, LP, a Subsidiary Guarantor

By: TEXAS DENTAL MANAGEMENT, INC., as its General Partner

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE ADMINISTRATIVE AGENT AND THE LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender, a Letter of Credit Issuer and Administrative Agent

By:	/s/ J.T. Taylor
Name:	J.T. Taylor
Title:	Senior Vice President

TDBANKNORTH, N.A.

By:	/s/ David Nicholson
Name:	David Nicholson
Title:	Director – VP Corporate Banking

RBS CITIZENS N.A.

By:	/s/ Michael Ouellet
Name:	Michael Ouellet
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter M. Killea
Name:	Peter M. Killea
Title:	Vice President